KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholder(s) of the Touchstone Diversified Small Cap Value Fund (the “Fund”), a series of Touchstone Funds Group Trust (the “Trust”), hereby appoint ________, _________ and ______________or any one of them, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on ________ at 303 Broadway, Suite 1100, Cincinnati, Ohio, 45202 at ____ (Eastern Time) and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

1.
For shareholders of Touchstone Diversified Small Cap Value Fund, to approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Clover Small Value Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Touchstone Diversified Small Cap Value Fund in exchange for Class A Shares of Federated Clover Small Value Fund to be distributed pro rata by Touchstone Diversified Small Cap Value Fund to its shareholders of Class A Shares and Class Z Shares and in exchange for Class C Shares of Federated Clover Small Value Fund, to be distributed pro rata by Touchstone Diversified Small Cap Value Fund to its shareholders of Class C Shares, in complete liquidation and termination of Touchstone Diversified Small Cap Value Fund

FOR                                           [   ]
AGAINST                                [   ]
ABSTAIN                                [   ]

YOUR VOTE IS IMPORTANT
Please complete, sign and return
this card as soon as possible.

Dated

Signature

Signature (Joint Owners)

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

You may also vote your shares by touchtone phone by calling 1-800-__-___
or through the Internet at www._______.com